UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2021

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2021, Amyris, Inc. (“Amyris” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Cowen and Company, LLC, as set forth in Schedule I thereto (the “Underwriters”) and with certain stockholders of the Company named on Schedule II thereto (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 11,390,797 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and Amyris agreed to issue and sell 7,656,822, at a public offering price of $15.75 per share (the “Offering”). DSM International B.V. and affiliates of Vivo Capital LLC are the Selling Stockholders. Under the terms of the Underwriting Agreement, the Selling Stockholders and Amyris granted the Underwriters a 30-day option to purchase up to an additional 1,708,619 shares of Common Stock from the Selling Stockholders and 1,148,523 shares of Common Stock from Amyris. The Underwriters have exercised this option in full. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to Amyris’s Registration Statement on Form S-3ASR (File No. 333-255105) that was filed with the Securities and Exchange Commission (“SEC”) and became immediately effective on April 7, 2021, including the prospectus included therein, the preliminary prospectus supplement relating to the Offering dated April 7, 2021 and a final prospectus supplement relating to the Offering, dated April 8, 2021.

Amyris will not receive any proceeds from the sale of Common Stock in the secondary offering by the Selling Stockholders. Amyris estimates that net proceeds from the Offering will be approximately $130.7 million (inclusive of the underwriters’ option to purchase additional shares), after deducting underwriting discounts and commissions and estimated Offering expenses payable by Amyris. Amyris intends to use the net proceeds from the Offering for general corporate purposes including working capital and capital expenditures, which may include acquisitions of complimentary products, technologies, intellectual property or businesses.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Fenwick & West LLP, relating to the validity of certain of the shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 8, 2021, by and among Amyris, Inc., J.P. Morgan Securities LLC and Cowen and Company, LLC and the selling stockholders of the Company named therein.

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the amount of proceeds to be received by the Company and the uses thereof, and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 12, 2021	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer